UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      August 28, 2002

Hemet Bancorp

(Exact Name of Registrant as Specified in Charter)

California	000-333615	91-2155043

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3715 Sunnyside Drive
Riverside, California 92506

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:     (909) 784-7771

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On May 22, 2002, Hemet Bancorp (“HBC”) and Hemet Financial Group, Inc., a newly formed Nevada corporation (“HFG”), entered into a plan and agreement of merger (the “Merger Agreement”) pursuant to which, subject to the terms and conditions of the Merger Agreement, the parties agreed that HFG would merge with and into HBC, with HBC as the surviving corporation (the “Merger”). As a result of the Merger, HBC’s shareholder base would be reduced to a level sufficient to permit HBC to cease reporting as a public company with the Securities and Exchange Commission.

     As described in HBC’s definitive proxy statement dated July 31, 2002 (the “Proxy Statement”) and mailed to HBC’s shareholders on or about that date, the Merger Agreement contains a condition to the completion of the Merger that the holders of at least 90% of the shares of HBC common stock issued and outstanding immediately prior to the completion of the Merger must participate in the HFG financing as described in the Proxy Statement. This condition is for the sole benefit of HFG. Currently, HFG estimates that the holders of approximately 84% of the shares of HBC common stock issued and outstanding immediately prior to the completion of the Merger will participate in the HFG financing. On August 28, 2002, as permitted by the terms of the Merger Agreement, HFG executed a waiver of this condition. As a result, HBC anticipates that the aggregate amount payable to non-Continuing Shareholders (as defined in the Proxy Statement) in the merger will be between $6.8 and $7.1 million. Of this amount, approximately $3.3 million is expected to be raised in the HFG financing, and the remaining approximately $3.5 to $3.8 million is expected to be paid with both cash held by HBC and a special dividend of up to $1.5 million from The Bank of Hemet, a wholly owned bank subsidiary of HBC. HBC anticipates that the aggregate amount payable to Continuing Shareholders (as defined in the Proxy Statement) in the merger will be between $36.4 and $36.7 million, which amount is subject to a mandatory right of offset against the promissory notes executed by the Continuing Shareholders in the HFG financing.

     A copy of the Merger Agreement and the press release announcing the execution of the HFG waiver are attached as exhibits to this Current Report on Form 8-K. The foregoing information is qualified in its entirety by reference to these exhibits, which are incorporated herein by reference in their entirety.

     This Current Report on Form 8-K is incorporated by reference into the Proxy Statement and updates the information contained in the Proxy Statement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

The following exhibits are filed herewith:

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Exhibit No.	Description

2.1	Plan and Agreement of Merger, dated as of May 22, 2002, by and between Hemet Bancorp and Hemet Financial Group (incorporated by reference to Exhibit 2.1 to Hemet Bancorp’s Form 8-K, filed on May 23, 2002)

99.1	Press Release of Hemet Bancorp, dated August 28, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2002

Hemet Bancorp

/s/ James B. Jaqua James B. Jaqua President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Plan and Agreement of Merger, dated as of May 22, 2002, by and between Hemet Bancorp and Hemet Financial Group (incorporated by reference to Exhibit 2.1 to Hemet Bancorp’s Form 8-K, filed on May 23, 2002)

99.1	Press Release of Hemet Bancorp, dated August 28, 2002.

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